UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 27, 2013 (February 25, 2013)

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1831 Michael Faraday Drive, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the Nominating and Corporate Governance Committee’s (the “Committee”) review and evaluation of director candidates for nomination by Learning Tree International, Inc. (the “Company”) at the Company’s upcoming 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”), Dr. David C. Collins, Chairman and Chief Executive Officer of the Company and the Company’s largest stockholder, nominated two new director candidates in his capacity as a stockholder of the Company for consideration by the Committee and the Board of Directors (the “Board”). Eric R. Garen, the Vice Chairman of the Board and the Company’s second largest stockholder, has informed the Committee and the Board that, based on his own evaluation of both director nominees proposed by Dr. Collins, he intends to support these new director nominees. Dr. Collins holds approximately 31.7% of the Company’s outstanding common stock and Mr. Garen holds approximately 25.0% of the Company’s outstanding common stock. Currently serving directors, Stefan C. Riesenfeld and George T. Robson, provided notice to the Board on February 25, 2013 that they will not stand for reelection to the Board at the 2013 Annual Meeting due to the intention of Dr. Collins and Mr. Garen, in their capacities as stockholders of the Company, to support Dr. Collins’ director nominees. Messrs. Riesenfeld and Robson will continue to serve as directors until the close of the 2013 Annual Meeting and the directors elected by the stockholders at such meeting are duly elected and qualified. The Company appreciates Messrs. Riesenfeld’s and Robson’s years of service on the Board and their contributions to the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2013, the Board adopted an amendment to Article II, Section 3 of the Company’s Bylaws, as amended (the “Bylaws”), to permit stockholders who, individually or collectively, own at least 20% of all issued and outstanding shares of common stock of the Company to call a special meeting of stockholders (the “Amendment”). The Amendment became immediately effective on February 25, 2013. Previously, a special meeting of stockholders could only be called by the Chairman of the Board, the President or a majority vote of the Board. The amended Bylaws, which incorporates the Amendment, is attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On February 25, 2013, the Board determined that it will hold the 2013 Annual Meeting on April 29, 2013. The time and location for the 2013 Annual Meeting has yet to be determined and this information will be provided to all stockholders in the Company’s proxy statement for the 2013 Annual Meeting (the “Proxy Statement”) in accordance with the Securities and Exchange Commission (“SEC”) proxy rules promulgated under the Securities Exchange Act of 1934, as amended.

Among the matters to be presented to the stockholders of the Company at the 2013 Annual Meeting for their consideration will be the election of five directors to the Board. The Board is comprised of three separate classes of directors with each class having a term of three years. The term of the Class III directors, currently comprised of David C. Collins, Eric R. Garen and George T. Robson, is scheduled to end in 2013, and, therefore, all three director positions will be up for election by the Company’s stockholders at the 2013 Annual Meeting. Upon election, the Class III directors shall serve for a three-year term ending at the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Board, with the recommendation of the Committee, has selected its Class III director nominees for election at the 2013 Annual Meeting to be current directors David C. Collins and Eric R. Garen, and Dr. Henri Hodara, who was one of the director nominees provided to the Company by Dr. Collins on December 27, 2012. As discussed in Item 5.02 above, currently serving Class III director, George T. Robson, notified the Company that he will not stand for re-election at the 2013 Annual Meeting. Stockholders were provided prior notice in the Company’s 2012 annual meeting proxy statement (the “2012 Proxy Statement”) to provide any director nominations for consideration by the Company to serve as Class III directors by December 28, 2012. Dr. Collins submitted Dr. Hodara’s nomination to the Company prior to this date.

Also at the 2013 Annual Meeting, the Company will be putting forth two additional director nominees for election by the Company’s stockholders, which director positions are both in Class II. The Class II directors are being nominated for consideration by the Company’s stockholders at the 2013 Annual Meeting because the directors currently serving in this class, W. Mathew Juechter and Stefan C. Riesenfeld, were not duly elected at the 2012 annual meeting of stockholders due to an invalid record date, and as a result, have continued to serve as “holdover directors” until their successors are duly elected and qualified at the 2013 Annual Meeting. Upon election, the Class II directors shall serve for a the remainder of the three-year term that began in 2012 or until the 2015 annual meeting of stockholders and their respective successors are duly elected and qualified.

Dr. Collins nominated Dr. John R. Phillips for election to the Board as a Class II director in connection with the 2013 Annual Meeting by notice to the Company on February 20, 2013. Since notice of director nominations by stockholders for the Class II directors positions was not previously provided to stockholders in the 2012 Proxy Statement or otherwise, the Company is now providing notice to stockholders who wish to nominate a candidate for election to the Board as a Class II director to provide their proposed director candidate to the Company’s corporate secretary at the Company’s principal executive office in Reston, Virginia by no later than March 11, 2013 in order to be considered by the Committee. The Company will announce the Class II director nominees in the Proxy Statement for the 2013 Annual Meeting. As discussed in Item 5.02 above, currently serving Class II director, Stefan C. Riesenfeld, notified the Company that he will not stand for re-election at the 2013 Annual Meeting and will not be among those directors nominated by the Company to serve as a Class II director.

Following the Board’s approval of the Amendment, the selection of Dr. Hodara as one of the Company’s Class III director nominees, and the Board’s indication that it would review possible declassification of the Board at a later date, Dr. Collins advised the Company that he has decided to withdraw all of the stockholder proposals that he submitted to the Company for consideration at the 2013 Annual Meeting. The withdrawn stockholder proposals from Dr. Collins were the following: (i) a request to amend the Bylaws to allow stockholders who beneficially own 20% or more of the Company’s common stock to call a special meeting of stockholders; (ii) a request that the Board take the necessary steps to declassify the Board and establish annual elections for all directors; and (iii) a request to repeal any non-stockholder approved provision of the Bylaws in effect at the time of the 2013 Annual Meeting that had not been included in the Bylaws as publicly filed with the SEC prior to December 21, 2012.

The Board also took action on February 22, 2013 to terminate the Special Committee of the Board (the “Special Committee”). The Special Committee had been established to consider, among other things, Dr. Collins’ proposal to purchase all of the outstanding shares of the Company, other indications of interest regarding an acquisition of the Company, and strategic alternatives. On January 31, 2013, Dr. Collins withdrew his tender offer proposal. On February 12, 2013, the Special Committee concluded that a sale of the Company is not feasible at this time and should not be pursued.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.2	Bylaws of Learning Tree International, Inc., as amended on February 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 27, 2013	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ Max Shevitz
Max Shevitz
President